EXHIBIT 1.1


          Corporate Communications Department
          World Headquarters
          Courthouse Plaza Northeast
          Dayton, Ohio 45463
          513-495-6323



                    MEAD REPORTS THIRD QUARTER RESULTS

DAYTON, Ohio. October 15, 1997 -- The Mead Corporation today reported third quarter net earnings of $50.3 million, or 94 cents per share, compared to 1996 third quarter earnings of $62.7 million, or $1.18 per share.

      Sales for the quarter were $1.38 billion, an increase of 12 percent from $1.23 billion in 1996. The increase primarily reflects Mead's acquisition in November 1996 of a coated and specialty paper mill in Rumford, Maine.

      Earnings improved over the prior year within the Paper and Paperboard segments on strong volume. Pricing, which has been weak for most of the year in coated paper and corrugating medium, improved during the quarter. Earnings within the Distribution and School and Office Products segment were much lower on reduced margins.

Paper

      Earnings improved over the prior year on volume growth in coated paper, primarily because of the Rumford mill and strong sales volumes within the Specialty Paper Division. Coated paper pricing, which had been very low earlier this year, strengthened during the quarter. Carbonless paper volumes and prices declined slightly from the prior year. The Paper segment's mills operated well during the quarter.

Packaging and Paperboard

      Earnings within the segment improved on volume growth in corrugating medium and strong volume and operations within the Coated Board System. Within the Coated Board System, beverage volume continued to grow, especially in North America and Latin America, and earnings improved despite strengthening of the U.S. dollar against European currencies. Converting operations improved over the prior year. Open market sales of Coated Natural Kraft (TM) also increased.

      In the Coated Board Division, startup of the rebuilt Number 1 machine at the Mahrt Mill in Alabama was excellent following its June shutdown. The division also reported strong wood operations during the quarter.

      Volume growth in corrugating medium over the prior year was driven by the Containerboard Division's new machine at the Stevenson mill in Alabama and strong operations overall. Medium pricing improved during the quarter from very low levels earlier this year. Sales volume at the division's corrugated container plants also increased, although pricing is below prior-year levels. Expansion of the new machine and related environmental improvements continue to be on track for mid-1998 completion.

Distribution and School and Office Products

      Segment earnings declined primarily on weak results within Zellerbach, Mead's distribution company. Zellerbach sales improved slightly during the quarter from the prior-year period but earnings dropped significantly on reduced margins. The division is focusing its efforts on increasing sales volume and is being impacted by increased costs associated with strengthening its sales force. Sales increased in the School and Office Products Division, while earnings declined from the previous year due to sales mix and pressure on margins.

Northwood Investees

      Earnings for Mead's jointly owned Northwood companies declined from the prior year but were about even with those of the second quarter. Prices and volume for lumber declined from the prior year. Pulp prices were up slightly during the quarter and about even with last year's levels.

Other

      The company repurchased more than 350,000 common shares during the quarter and has now repurchased nearly 55 percent of the five million shares authorized for repurchase in April, 1995.

      "We are pleased with our improved results in the Paper and Paperboard segments, where we have made major investments," said Steven
C. Mason, chairman and CEO. "Our disappointing performance at Zellerbach is being aggressively addressed by the new division management specifically through the strengthening of the sales force."

      Mason, whose October 31 retirement as chairman was previously announced, said, "We are encouraged by the strong markets for many of our products as well as the improvement in pricing in a number of our grades. I have great confidence in the ability of Mead people to continue the significant progress they have made in customer satisfaction, productivity improvement and the building of Mead as a high performance organization."

      Mason will be succeeded as chairman and CEO by Jerome F. Tatar, currently president and chief operating officer.

      The Mead Corporation produces coated papers for periodicals, catalogs, books, and commercial printing; carbonless copy paper; uncoated and specialty papers; and pulp and wood products. In the packaging and paperboard sector, the company produces coated paperboard; beverage and food packaging; and corrugating medium and cartons. Mead is a major supplier of value-added school and office products. Mead's Zellerbach division delivers products and services for printing, packaging and industrial supply markets.



                          STATEMENT OF EARNINGS

        (All dollar amounts in millions, except per share amounts)

                               Third Qtr Ended          Three Qtrs Ended
                              --------------------    --------------------
                              Sept 28,    Sept 29,    Sept 28,    Sept 29,
                                1997        1996        1997        1996

Net sales                     $1,375.6    $1,231.1    $3,833.6    $3,556.8
Cost of products sold          1,134.9       995.1     3,163.6     2,858.7
                              ---------   ---------   ---------   ---------
  Gross profit                   240.7       236.0       670.0       698.1
Selling & administrative
  expenses                       146.2       141.5       428.1       416.4
                              ---------   ---------   ---------   ---------
Earnings from operations          94.5        94.5       241.9       281.7
  Other revenues                   2.8         3.5         4.5        11.5
  Interest & debt expense        (25.9)      (12.9)      (73.9)      (40.3)
                              ---------   ---------   ---------   ---------
Earnings from continuing
  operations before
  income taxes                    71.4        85.1       172.5       252.9
Income taxes                      25.8        31.2        63.1        92.7
                              ---------   ---------   ---------   ---------
  Earnings from continuing
   operations before
   equity in net earnings
   of investees                   45.6        53.9       109.4       160.2
Equity in net earnings
  of investees                     4.7         8.8         8.9          .5
                              ---------   ---------   ---------   ---------
  Earnings from continuing
   operations                     50.3        62.7       118.3       160.7
Discontinued operations                                                5.4
                              ---------   ---------   ---------   ---------
  Net earnings                $   50.3    $   62.7    $  118.3    $  166.1
                              =========   =========   =========   =========

Per common & common
  equivalent share:
Earnings from continuing
  operations                  $     .94   $    1.18   $    2.22   $    3.02
Discontinued operations                                                 .10
                              ---------   ---------   ---------   ---------
  Net earnings                $     .94   $    1.18   $    2.22   $    3.12
                              =========   =========   =========   =========

Cash dividends per
  common share                $     .30   $     .30   $     .90   $     .88
                              =========   =========   =========   =========
Average common & common
  equivalent shares
  outstanding (millions)          53.6        53.0        53.3        53.2
                              =========   =========   =========   =========




                              BALANCE SHEETS

                     (All dollar amounts in millions)

                                                Sept 28,        Sept 29,
                                                --------        --------
                                                  1997            1996
Current assets:
Cash and cash equivalents                      $     20.4      $    121.9
Accounts receivable                                 689.0           640.0
Inventories                                         477.7           412.0
Other current assets                                 84.4            91.8
                                               ----------      ----------
  Total current assets                            1,271.5         1,265.7

Investments and other assets:
Investees                                           159.4           136.6
Other assets                                        558.0           523.9
                                               ----------      ----------
                                                    717.4           660.5

Property, plant and equipment - net               3,229.1         2,478.6
                                               ----------      ----------

  Total assets                                 $  5,218.0      $  4,404.8
                                               ==========      ==========

Current liabilities:
Notes payable                                  $    114.2      $
Accounts payable                                    337.3           300.1
Accrued liabilities                                 387.5           380.7
Current maturities of long-term debt                  9.7             7.3
                                               ----------      ----------
  Total current liabilities                         848.7           688.1

Long-term debt                                    1,273.5           720.6

Commitments and contingent liabilities

Deferred items                                      791.2           755.3
Shareowners' equity:
  Common shares                                     156.2           155.8
  Additional paid-in capital                         52.1            11.0
  Foreign currency translation adjustment           (15.8)           (1.7)
  Retained earnings                               2,112.1         2,075.7
                                               ----------      ----------
                                                  2,304.6         2,240.8
                                               ----------      ----------

  Total liabilities and shareowners'
    equity                                     $  5,218.0      $  4,404.8
                                               ==========      ==========



                  SALES AND EARNINGS SEGMENT INFORMATION

                     (All dollar amounts in millions)

                                Third Qtr Ended         Three Qtrs Ended
                              --------------------    --------------------
                              Sept 28,    Sept 29,    Sept 28,    Sept 29,
                                1997        1996        1997        1996


Industry Segment Sales
to Unaffiliated Customers:

Paper                            412.8       302.7     1,183.4       875.6
Packaging and Paperboard         369.4       342.9     1,063.1     1,045.7
Distribution and School
  and Office Products            593.4       585.5     1,587.1     1,635.5
                              --------    --------    --------    --------

TOTAL NET SALES               $1,375.6    $1,231.1    $3,833.6    $3,556.8
                              ========    ========    ========    ========


                                 Third Qtr Ended         Three Qtrs Ended
                               --------------------    --------------------
                               Sept 28,    Sept 29,    Sept 28,    Sept 29,
                                 1997        1996        1997        1996


Industry Segment Earnings
from Operations:

Paper                             54.7        49.7       141.1       142.3
Packaging and Paperboard          42.5        40.0        94.1       118.4
Distribution and School
  and Office Products              8.5        21.6        43.6        70.0
                              --------    --------    --------    --------
                                 105.7       111.3       278.8       330.7

Other revenue
  - corporate                      3.4         1.7         6.6         8.0
General corporate expense        (11.8)      (15.0)      (39.0)      (45.5)
Interest and debt
  expense                        (25.9)      (12.9)      (73.9)      (40.3)
                              --------    --------    --------    --------

Total corporate and
 other                           (34.3)      (26.2)     (106.3)      (77.8)
                              --------    --------    --------    --------

EARNINGS FROM CONTINUING
  OPERATIONS BEFORE
  INCOME TAXES                $   71.4    $   85.1    $  172.5    $  252.9
                              ========    ========    ========    ========



                         STATEMENT OF CASH FLOWS

                     (All dollar amounts in millions)

                                                     Three Quarters Ended
                                                     ---------------------
                                                      Sept 28,    Sept 29,
                                                        1997       1996
Cash flows from operating activities:
  Net earnings                                         $ 118.3    $ 166.1
  Adjustments to reconcile net earnings to
    net cash provided by operating activities:
    Depreciation and depletion of
      property, plant and equipment                      179.9      145.3
    Amortization of other assets                          34.1       36.4
    Deferred income taxes                                 24.3       39.9
    Investees - earnings and dividends                    (4.4)       5.3
    Discontinued operations                                          (5.4)
    Other                                                (15.4)     (18.7)
  Change in current assets and liabilities:
    Accounts receivable                                 (110.8)     (54.3)
    Inventories                                           31.6       (1.5)
    Other current assets                                   3.4       (6.9)
    Accounts payable and accrued liabilities             (17.8)     (71.3)
  Cash (used in) discontinued operations                             (1.5)
                                                       -------    -------
   Net cash provided by operating activities:            243.2      233.4

Cash flows from investing activities:
  Capital expenditures                                  (297.1)    (278.0)
  Additions to equipment rented to others                (24.8)     (31.3)
  Proceeds from sale of business                                     19.6
  Other                                                  (15.3)      11.1
                                                       -------    -------

    Net cash (used in) investing activities             (337.2)    (278.6)

Cash flows from financing activities:
  Additional borrowings                                  564.2       32.8
  Payments on borrowings                                (537.9)     (73.8)
  Notes payable                                          114.2
  Cash dividends paid                                    (47.1)     (46.2)
  Common shares issued                                    41.9       11.9
  Common shares purchased                                (41.5)     (50.2)
                                                       -------    -------

  Net cash provided by (used in) financing
    activities                                            93.8     (125.5)
                                                       -------    -------

(Decrease) in cash and cash equivalents                    (.2)    (170.7)
Cash and cash equivalents at beginning of year            20.6      292.6
                                                       -------    -------
Cash and cash equivalents at end of third
   quarter                                             $  20.4    $ 121.9
                                                       =======    =======


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